UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 12, 2020

NEXPOINT RESIDENTIAL TRUST, INC.

(Exact Name Of Registrant As Specified In Charter)

Maryland	001-36663	47-1881359
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Crescent Court, Suite 700

Dallas, Texas 75201

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 628-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NXRT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 12, 2020, NexPoint Residential Trust, Inc. (the “Company”) held its Annual Meeting of Stockholders. All matters submitted for approval by the Company’s stockholders, as described in the Company’s proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 10, 2020, were approved. The number of shares of common stock entitled to vote at the Company’s 2020 Annual Meeting of Stockholders was 25,306,193, representing the number of shares outstanding as of April 3, 2020, the record date for the annual meeting.

The results of each matter voted on were as follows:

1.	Election of directors. The following directors were elected for terms expiring at the 2021 annual meeting of stockholders:

	Votes For	Votes Withheld	Broker Non-Votes
James Dondero	18,749,389	1,046,063	2,670,970
Brian Mitts	16,716,137	3,079,315	2,670,970
Edward Constantino	14,285,084	5,510,368	2,670,970
Scott Kavanaugh	8,606,219	11,189,233	2,670,970
Arthur Laffer	14,273,597	5,521,855	2,670,970

Under the Company’s majority voting policy, a director nominee must tender a conditional offer of resignation subject to acceptance or rejection by the Company’s board of directors in the event the director receives a greater number of votes “withheld” from his or her election than votes “for” his or her election in an uncontested election. At the annual meeting, Mr. Kavanaugh received more votes “withheld” from his election than votes “for” his election. As a result, Mr. Kavanaugh tendered his resignation from the board of directors, with the effectiveness of such resignation conditioned upon the board of directors’ acceptance thereof. The nominating and corporate governance committee will consider Mr. Kavanaugh’s resignation and recommend to the board of directors whether to accept or reject it. The board of directors will act on the nominating and corporate governance committee’s recommendation within 90 days following certification of the election results and promptly disclose (1) its decision whether to accept or reject Mr. Kavanaugh’s resignation and (2) if rejected, the reasons for rejecting Mr. Kavanaugh’s resignation. As provided in the majority voting policy, Mr. Kavanaugh will not participate in the deliberations of the nominating and corporate governance committee or the board of directors, but his service will otherwise continue pending the outcome of those deliberations.

2.	Approval, on an advisory basis, of the compensation of the Company’s named executive officers. The compensation of the Company’s named executive officers was approved.

Votes For	Votes Against	Abstentions	Broker Non-Votes
14,602,577	5,114,637	78,237	2,670,970

3.	Approval, on an advisory basis, of the frequency of future advisory votes on the compensation of the Company’s named executive officers. The frequency of every “one year” was approved.

1 Year	2 Years	3 Years	Abstentions
19,200,669	35,433	496,179	63,164

Consistent with the stockholder vote, the Company’s board of directors determined that the Company will hold future advisory votes on the compensation of the Company’s named executive officers on an annual basis until the next stockholder vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers.

4.	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2020. The appointment was ratified.

Votes For	Votes Against	Abstentions	Broker Non-Votes
22,425,980	40,441	68,108	2,670,970

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXPOINT RESIDENTIAL TRUST, INC.

By:	/s/ Brian Mitts
Name:	Brian Mitts
Title:	Chief Financial Officer, Executive VP-Finance, Secretary and Treasurer

Date: May 15, 2020